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                                                                   EXHIBIT 10.29



                       ORANGE AND ROCKLAND UTILITIES, INC.

                         DEFERRED COMPENSATION PLAN FOR

                             NON-EMPLOYEE DIRECTORS



As Amended and Restated Effective February 5, 1998
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                       ORANGE AND ROCKLAND UTILITIES, INC.

              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


1.       ELIGIBILITY

                  Each member (a "DIRECTOR") of the Board of Directors (the "BOARD") of Orange and Rockland Utilities, Inc. (the "COMPANY") who is not a current or former employee of the Company, or of any of its subsidiaries or related entities (an "ELIGIBLE DIRECTOR"), is eligible to become a participant (a "PARTICIPANT") in the Orange and Rockland Utilities, Inc. Deferred Compensation Plan for Non-Employee Directors (the "PLAN"), as set forth herein. Each Participant in the Plan shall have his or her interest in the Plan reflected in a bookkeeping account (the "PARTICIPANT'S ACCOUNT").

2.       PARTICIPATION

                  (a) MANDATORY DEFERRALS. Effective as of April 1, 1998, the Board may direct that a certain portion of each Eligible Director's fees (including, but not limited to, annual retainer fees, any meeting fees for services as a member of the Board and any committee thereof, any fees for serving as Chairman of the Board or as chairperson of any committee thereof, and any fees for additional services on behalf of the Board or a committee) (the "FEES") shall be automatically deferred under the Plan and credited to his or her Participant's Account. The Fees which the Board directs to be deferred on a mandatory basis shall be referred to as "MANDATORY DEFERRAL FEES". The remaining Fees, as well as any Fees received with respect to periods prior to April 1, 1998, shall be referred to as "DISCRETIONARY DEFERRAL FEES".

                  (b) VOLUNTARY DEFERRALS. Prior to the beginning of any calendar quarter, each Eligible Director may elect to defer Discretionary Deferral Fees by directing that all or any percentage of such Discretionary Deferral Fees which would
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otherwise have been payable currently during such upcoming calendar quarter and subsequent calendar quarters shall be credited to his or her Participant's Account, subject to the terms of the Plan. No election to defer Discretionary Deferral Fees shall be permitted if the Discretionary Deferral Fees which are deferred are less than $3,500 per calendar year. Any person who shall become an Eligible Director during any calendar quarter and who was not an Eligible Director immediately prior to the beginning of such calendar quarter may elect, within 30 calendar days after becoming an Eligible Director, to defer payment of all or any part of the Discretionary Deferral Fees for the remainder of such calendar quarter and subsequent calendar quarters.

                  (c) An Eligible Director who elects to defer Discretionary Deferral Fees shall do so by filing a written deferral election and other necessary documents and agreements with the Secretary of the Company within the time specified in paragraph 2(b). An election to participate in the Plan, related to Discretionary Deferral Fees otherwise payable with respect to services as an Eligible Director in a given and subsequent calendar quarters, shall be irrevocable for such quarter and shall become irrevocable as of the close of the calendar quarter preceding each such subsequent calendar quarter.

                  An election to defer Discretionary Deferral Fees shall continue in effect until a Participant ceases to be an Eligible Director, or until the Participant terminates or modifies such election by written notice executed by the Participant and filed with the Secretary of the Company. Any notice of termination or modification of an election with respect to the deferral of Discretionary Deferral Fees shall become effective as of the close of the calendar quarter in which such notice is given and only with respect to Discretionary Deferral Fees payable with respect to services in subsequent calendar quarters. Amounts credited to a Participant's Account prior to the effective date of any termination or modification of a deferral election shall


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not be affected by such termination or modification and shall be distributed only in accordance with the terms of the Plan.

                  (d) A Participant who has filed a termination of election to defer Discretionary Deferral Fees may thereafter file another written deferral election with the Secretary of the Company, electing to voluntarily defer Discretionary Deferral Fees for any calendar quarter commencing after the filing of such election and subsequent calendar quarters during which he or she is an Eligible Director.

                  (e) Each Eligible Director who is serving on the Board on February 5, 1998, and who has an amount credited under the Plan in connection with his or her cessation of coverage under the Orange and Rockland Utilities, Inc. Post-Director Service Retainer Continuation Program (the "SRCP") as of that date, shall have his or her Participant's Account hereunder credited as of February 5, 1998 with an amount of Phantom Share Units (as defined in paragraph 3(b)) equal in value to the amount credited from the SRCP.

                  For purposes of converting the credited amount from the SRCP to a number of Phantom Share Units under this paragraph 2(e), the value of a Phantom Share Unit will be equal to the Fair Market Value (as defined in paragraph 3(d)(4)) of the Company's Shares (as defined in paragraph 3(a)) as of February 5, 1998.

3.       THE PARTICIPANT'S ACCOUNT

                  (a) All deferred Fees (Discretionary Deferral Fees and, effective on and after April 1, 1998, Mandatory Deferral Fees) with respect to periods of service on and after January 1, 1998 shall be credited to the Participant's Account as of the date set forth in paragraph 3(d) or 3(e)(1), as applicable. Each Participant's Account shall consist of up to three subaccounts. One subaccount, which represents deferred Fees for periods of service prior to January 1, 1998 that have not been transferred

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to the Investment Account at the Participant's election pursuant to paragraph
3(c), and which bears interest as provided in paragraph 3(c), shall be designated the "CASH ACCOUNT". A second subaccount, which (i) represents deferred Discretionary Deferral Fees for periods of service on and after January 1, 1998, amounts transferred from the Cash Account at the Participant's election pursuant to paragraph 3(c), and amounts transferred from the Phantom Share Unit Account at the Participant's election in accordance with paragraph 4(b)(3), and
(ii) is credited with earnings in accordance with paragraph 3(e), shall be designated the "INVESTMENT ACCOUNT". The final subaccount, which shall be valued as if invested in shares of the Company's Common Stock, $5 par value per share ("SHARES"), as provided in paragraph 3(d), shall be designated the "PHANTOM SHARE UNIT ACCOUNT".

                  Subaccounts may be further divided into additional subaccounts, including (but not limited to) the following:

                           (1) Separate subaccounts will be created under the Phantom Share Unit Account to reflect: (i) Phantom Share Units attributable to deferrals of Discretionary Deferral Fees, plus additional amounts credited with respect to such deferrals in accordance with paragraph 3(d); and (ii) Phantom Share Units attributable to deferrals of Mandatory Deferral Fees on or after April 1, 1998, plus amounts credited under paragraph 2(e) as of February 5, 1998, plus additional amounts credited under paragraph 3(d) with respect to such deferrals and such amounts credited under paragraph 2(e). The amounts described in clause (i) of the preceding sentence will be recorded in a subaccount identified in this Plan as "PSU SUBACCOUNT 1", while amounts described in clause (ii) of the preceding sentence will be placed in a subaccount identified in this Plan as "PSU SUBACCOUNT 2".

                           (2) If necessary, separate subaccounts will be created under a Participant's Investment Account to reflect:


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         (i) amounts originally credited to the Investment Account pursuant to a
         Deferred Fee Allocation (as defined below in this paragraph 3(a)), plus amounts reallocated from PSU Subaccount 1 in accordance with paragraph 4(b)(3), plus any earnings or losses credited with respect to such amounts in accordance with paragraph 3(e)(3); and (ii) amounts reallocated to the Investment Account from PSU Subaccount 2 in accordance with paragraph 4(b)(3), plus any earnings or losses on such amounts credited with respect to such amounts in accordance with paragraph 3(e)(3). The amounts described in clause (i) of the preceding sentence will be recorded in a subaccount identified in this Plan as "INVESTMENT SUBACCOUNT 1", while amounts described in clause (ii) of the preceding sentence will be placed in a subaccount identified in this Plan as "INVESTMENT SUBACCOUNT 2".

                  An Eligible Director's election to make deferrals under the Plan with respect to Discretionary Deferral Fees for periods of service on or after January 1, 1998 shall specify that the Discretionary Deferral Fees that he or she has deferred shall be credited (i) 100% to the Investment Account, (ii) 100% to the Phantom Share Unit Account, or (iii) 50% to the Investment Account and 50% to the Phantom Share Unit Account (the "DEFERRED FEE ALLOCATION"). An Eligible Director's Deferred Fee Allocation shall apply, in any calendar quarter in which such Deferred Fee Allocation is in effect, to deferred Discretionary Deferral Fees that are otherwise payable during the entire calendar quarter. Any modification of a Deferred Fee Allocation shall be made in a written modification notice provided for in, and shall become effective in accordance with, paragraph 2(c).

                  All amounts deferred under paragraph 2(a), and all amounts credited to the Participant's Account under paragraph 2(e), shall be credited to the Participant's Phantom Share Unit Account.


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                  (b) The balance, if any, credited to a Participant's Account as of the close of business on August 14, 1996 was recorded in the Cash Account as of August 15, 1996 and shall thereafter be considered for all purposes of the Plan (except as otherwise provided in paragraphs 3(a) and 3(c)) to be a part of the Cash Account. The opening balance of the Phantom Share Unit Account as of August 15, 1996 was zero. Deferred Fees that have been credited to the Cash Account (including any interest credited under paragraph 3(c)) or the Investment Account (including any earnings credited under paragraph 3(e)) may not be reallocated or transferred to the Phantom Share Unit Account. Deferred Fees that have been credited as units denominated in Shares ("PHANTOM SHARE UNITS") in the Phantom Share Unit Account (including any additional Phantom Share Units credited under paragraph 3(d)) may not be reallocated or transferred to the Cash Account or the Investment Account, except that amounts may be reallocated from the Phantom Share Unit Account to the Investment Account pursuant to paragraph 4(b)(3).

                  (c) Interest shall be credited on the deferred Fees credited to the Cash Account, commencing on the date such Fees would otherwise have been paid and continuing through the date of valuation for distribution or transfer, at a rate per annum equivalent to the Company's latest allowable rate of return in effect from time to time as set by the Public Service Commission of the State of New York. Amounts so determined shall be credited to the Cash Account as of the close of each calendar quarter, based on the daily balances of the Cash Account during such quarter; provided, however, that, with respect to any final distribution from a Cash Account that is not valued as of the close of a calendar quarter, interest shall be credited to the Cash Account as of the date of valuation for distribution, based upon the daily balances of the Cash Account during the period beginning on the first day of the quarter in which such valuation date occurs and ending on such valuation date. Amounts credited to the Cash Account may not be transferred to the Phantom Share


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Unit Account or the Investment Account; provided, however, that each Participant who has a balance in his or her Cash Account was given a one-time opportunity to elect to have the entire balance of his or her Cash Account, valued as of December 31, 1997, transferred to his or her Investment Account as of January 1, 1998. Any amounts so transferred have been and will continue to be credited with a rate of return in the manner described in paragraph 3(e).

                  (d) Deferred Fees (both Mandatory Deferral Fees and Discretionary Deferral Fees) credited to a Phantom Share Unit Account shall be deemed invested in Phantom Share Units as of the date such Fees would otherwise have been paid. Such deferred Fees shall be deemed to be invested in such number of Phantom Share Units which results from dividing the dollar amount of such Fees by the Fair Market Value (as hereinafter defined) of a Share at the date such Fees would otherwise have been paid and, for purposes of such Phantom Share Unit Account, thereafter shall be reflected as a number of Phantom Share Units and not as a dollar amount. The number of Phantom Share Units credited to the Phantom Share Unit Account shall for all purposes be calculated to at least three decimal places.

                           (1) If the Company declares and pays a dividend or distribution in the form of cash or property other than Shares in respect of Shares, then a number of additional Phantom Share Units shall be credited to the Phantom Share Unit Account as of the payment date for such dividend or distribution equal to (i) the number of Phantom Share Units credited to such Account as of the record date for such dividend or distribution, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than Shares actually paid as a dividend or distribution on each Share at such payment date, divided by (iii) the Fair Market Value of a Share at such payment date.


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                           (2) If the Company declares and pays a dividend or
         distribution in the form of additional Shares payable in respect of Shares, or there occurs a forward stock split of Shares, then a number of additional Phantom Share Units shall be credited to the Phantom Share Unit Account as of the payment date for such dividend or distribution or forward stock split equal to (i) the number of Phantom Share Units credited to such Account as of the record date for such dividend or distribution or split, multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split on each Share.

                           (3) The number of Phantom Share Units credited to a Phantom Share Unit Account shall be appropriately adjusted to reflect any changes in the number of outstanding Shares of stock resulting from reverse stock splits, recapitalizations, reorganizations, or other extraordinary transactions. If, as a result of a merger, consolidation, share exchange, recapitalization, reorganization, or other extraordinary transaction, Shares cease to be a class of outstanding securities, each Phantom Share Unit shall be deemed to be invested in the aggregate type and amount of consideration received for one Share in the transaction or series of transactions by which Shares ceased to be a class of outstanding securities.

                           (4) In the case of Shares, "FAIR MARKET VALUE" as of a given date shall mean the average of the high and the low sales prices of a Share reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such prices were reported for such date, for the most recent trading day prior to such date for which such prices were reported. In the case of property other than Shares, "FAIR MARKET VALUE" as of a


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         given date shall be determined in good faith by the Secretary of the
         Company.

                           (5) In the case of Shares, "MONTHLY AVERAGE FAIR MARKET VALUE" for a given final day of a calendar month shall mean the average of the closing sales prices of a Share, as reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table), for each business day in which Shares traded in such calendar month.

                  (e) As of the last business day of the calendar month in which deferred Discretionary Deferral Fees for services on or after January 1, 1998 would otherwise have been paid to a Participant, the deferral shall be credited to the Participant's Investment Account to the extent elected by the Participant. Such amount shall be credited with a deemed rate of return, in accordance with the remainder of this paragraph 3(e), until the appropriate valuation date. Amounts credited to the Investment Account may not be transferred or reallocated to the Phantom Share Unit Account or the Cash Account.

                           (1) A Participant shall be given the opportunity to specify the investment funds (the "INVESTMENT FUNDS") in which his or her Investment Account shall be deemed to be invested. The Investment Funds shall be selected by the Orange and Rockland Utilities, Inc. Retirement Committee (the "COMMITTEE"), and such Investment Funds may be changed from time to time in the Committee's discretion.

                           (2) Each Participant shall specify in the manner designated by the Committee or its designee, in whole numbers, the percentage of his or her deferrals which shall be deemed to be invested in one or more of the available Investment Funds, which percentage for each Investment Fund selected must be at least 10%. Such investment election shall remain in effect until changed in accordance with


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         paragraph 3(e)(5) below. If a Participant fails to select any
         Investment Funds, he or she shall be deemed to have failed to make a valid deferral election with respect to any amounts which were to have been credited to the Investment Account.

                           (3) As of the last business day of each calendar month, the Participant's Investment Account shall be credited with earnings or losses based upon the rates of return of the Investment Funds in which such Investment Account is deemed to be invested.

                           (4) A Participant may elect to change, as of the last business day of a calendar quarter, his or her Investment Fund election with respect to subsequent deferrals credited to the Investment Account; provided, however that the deemed investment percentage with respect to each Investment Fund selected must be a whole number equal to at least 10% of the amount to be deferred. Such change shall be made by giving notice in the manner established by the Committee or its designee, and shall be effective for any deferrals or reallocations thereafter credited to the Investment Account, until another change is made in accordance with this paragraph 3(e)(5).

                           (5) A Participant may elect to reallocate the then-current balance of the Investment Account among the then-available Investment Funds, subject to any limitations imposed by the Committee, as of the last business day of any calendar quarter. Such reallocation must be in whole percentages, and the amount allocated to any one Investment Fund selected must be at least 10% of the funds in the Participant's Investment Account as of the last business day of the calendar quarter. A Participant shall make such an election by giving notice in the manner established by the Committee or its designee.


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                           (6) The election among the available Investment Funds
         shall be the sole responsibility of each Participant. The Company, the Committee, and their delegates are not authorized to make any recommendations to any Participant with respect to such election. Each Participant assumes all risk in connection with any election of Investment Funds and the adjustment to the value of his or her Investment Account as the result of changes to the value of such Investment Funds. Neither the Company nor the Committee in any way guarantees against loss with respect to an Investment Account.

                           (7) All payments from the Investment Account (or, if applicable, from a subaccount under the Investment Account) shall be recorded as having been made proportionately from each available Investment Fund in which the Investment Account (or the subaccount, if applicable) is deemed to be invested at the time of payment.

                  (f) The Participant's Account shall be 100% vested at all times.

4.      POST-TERMINATION DISTRIBUTIONS FROM THE PARTICIPANT'S ACCOUNT

                  (a) Post-termination distributions under the Plan shall be made solely in cash. In the case of such distributions relating to a Cash Account or an Investment Account (or a subaccount thereunder), cash shall be distributed based on the balance credited to such accounts (or subaccounts) as of the applicable valuation date set forth herein. In the case of such distributions relating to a subaccount under a Phantom Share Unit Account, cash shall be distributed based upon the Full Settlement Value (as hereinafter defined) of such subaccount. For purposes of the Plan, the "FULL SETTLEMENT VALUE" as of a given valuation date shall mean the number of Phantom Share Units then credited to a subaccount under the Phantom Share Unit Account (or the


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entire Phantom Share Unit Account, if applicable) multiplied by the Monthly
Average Fair Market Value of a Share at that date.

                  (b) At the time of his or her initial participation in the Plan, a Participant shall make a written election with respect to the post-termination distribution of amounts credited to the Participant's Account (an "INITIAL ELECTION"). A Participant may elect to receive such distribution in one lump-sum payment or in some other number of ratable annual installments (not exceeding 10); provided, however, that installments will only be available if, as of the valuation date for the initial distribution, the Participant's Account has a balance greater than $25,000.

                           (1) With respect to amounts in a Participant's Cash Account, Investment Subaccount 1, and PSU Subaccount 1, the lump-sum payment or the first installment, as elected by the Participant, shall be distributed as soon as practicable after one of the following dates, as elected by the Participant: (i) the first business day of the calendar year immediately following the calendar year in which such Participant ceases to be a Director; or (ii) the first business day of such later calendar year as such Participant shall have elected. Subsequent installments, if any, shall be distributed as soon as practicable after the first business day of each succeeding calendar year until the entire amount that is subject to this paragraph 4(b)(1) shall have been distributed. Amounts to be paid shall be based upon the value of the applicable subaccount as of the last business day of the calendar year preceding the calendar year of distribution.

                           The "ratable" amount distributable under paragraph 4(b)(1) in any given installment shall equal (i) the sum of the balances of the Cash Account and Investment Subaccount 1, plus the Full Settlement Value of PSU Subaccount 1, divided by (ii) the number of installments


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         (including the given installment) remaining to be distributed.
         Installments subject to this paragraph 4(b)(1) shall initially be paid from the Cash Account. When the Cash Account has a zero balance, payments shall be made from Investment Subaccount 1 until it has a zero balance. Thereafter, the remaining payments shall be made from PSU Subaccount 1.

                           (2) With respect to amounts in a Participant's Investment Subaccount 2 and PSU Subaccount 2, the lump-sum payment or the first installment, as elected by the Participant, shall be distributed as soon as practicable after one of the following dates, as elected by the Participant: (i) the first business day of the calendar month immediately following the calendar month in which such Participant ceases to be a Director (or, if later, the first business day of the calendar month following the date on which distributions with respect to the Participant's Phantom Share Account cease to be subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")); or (ii) the first business day of such later calendar month as such Participant shall have elected. Subsequent installments, if any, shall be distributed as soon as practicable after the anniversary date of the first business day of the calendar month described in the preceding sentence, until the entire amount that is subject to this paragraph 4(b)(2) shall have been distributed. Amounts to be paid shall be based upon the value of the applicable account or subaccount as of the last business day of the calendar month preceding the calendar month of distribution.

                           The "ratable" amount distributable under paragraph 4(b)(2) in any given installment shall equal (i) the balance of Investment Subaccount 2 plus the Full Settlement Value of PSU Subaccount 2, divided by (ii) the number of installments


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         (including the given installment) remaining to be distributed.
         Installments subject to this paragraph 4(b)(2) shall initially be paid from Investment Subaccount 2, until it has a zero balance. Thereafter, the remaining payments shall be made from PSU Subaccount 2.

                           (3) A Participant who has terminated service as a Director may elect to reallocate all or a portion of the amount in his or her Phantom Share Unit Account to his or her Investment Account; provided, however, that no such reallocation shall be permitted unless it would not result in liability under Section 16(b) of the Exchange Act. The effective date of the reallocation (the "REALLOCATION DATE") shall be the first business day of the second calendar month following the Participant's submission of a written reallocation election to the Secretary of the Company, or any later month designated in advance by the Participant in his or her reallocation election, so long as the Reallocation Date is after the date on which the Participant terminates service as a Director. The amount of such reallocation shall be based upon the Monthly Average Fair Market Value of the Participant's Phantom Share Unit Account as of the last business day of the calendar month preceding the Reallocation Date. If the Participant elects to reallocate a portion of his or her Phantom Share Unit Account, the Participant may designate the extent to which the distribution is made from PSU Subaccount 1 or PSU Subaccount 2. If the Participant fails to make such a designation, the Phantom Share Units in the Phantom Share Unit Account will be reallocated on a "first-in, first-out" basis.

                           Amounts that are reallocated from the Participant's Phantom Share Account to the Participant's Investment Account shall be subject to the most recent Investment Fund election which as of the date of


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         reallocation is in effect under paragraph 3(e)(5). If the Participant has no Investment Fund election in effect under paragraph 3(e)(5), he or she shall be given the opportunity in advance of the reallocation to make such election; no reallocation will be permitted absent such an election.

                  (c) A Participant may, while a Director, at any time modify any Initial Election or prior modification of an election with respect to the distribution of amounts credited or to be credited to the Participant's Account. The Participant's modification may relate to distributions of amounts to be credited with respect to services as an Eligible Director in calendar quarters that commence after the effective date of such modification, including amounts to be credited to the Investment Account or the Phantom Share Unit Account, and/or to distributions of amounts credited with respect to services as an Eligible Director in calendar quarters that commenced prior to the effective date of such modification ("PRIOR SERVICE AMOUNTS", which includes any interest, earnings, and additional Phantom Share Units credited thereon); provided, however, that any modification with respect to Prior Service Amounts may only provide for the further deferral of such Prior Service Amounts. In the event that a Participant has made more than one modification of his or her distribution election with respect to specific amounts credited or to be credited to his or her Participant's Account, the most recent such modification shall control the distribution of such amounts. Any modification of a distribution election shall become effective as of the close of the calendar quarter in which such notice of modification is given in writing to the Secretary of the Company.

                  (d) Notwithstanding the terms of any Initial Election or modification thereof made pursuant to paragraphs 4(b) and (c), if a Participant becomes employed by any governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries, the Company shall distribute to such


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Participant, in a single lump-sum cash payment, as soon as practicable after the last day of the month in which such employment commences, the entire amount credited to the Participant's Cash Account, the entire amount credited to the Participant's Investment Account, and the Full Settlement Value of the Participant's Phantom Share Unit Account, valued in all cases as of the last business day of the month in which such employment commences.

                  (e) If a Participant should die before payment in full of the entire amount credited to his or her Participant's Account, the Company shall distribute to such Participant's Beneficiary (as hereinafter defined in Section
6), in a single lump-sum cash payment:

                           (1) As soon as practicable after the first business day of the calendar year immediately following the calendar year of death, the entire amount remaining credited to the Participant's Cash Account and Investment Subaccount 1, and an amount equal to the Full Settlement Value of the Participant's PSU Subaccount 1, valued in all cases as of the last business day of the calendar year in which the Participant's death occurs.

                           (2) As soon as practicable after the first business day of the calendar month immediately following the calendar month of death, the entire amount credited to Investment Subaccount 2, and an amount equal to the Full Settlement Value of PSU Subaccount 2, valued in all cases as of the last business day of the calendar month in which the Participant's death occurs.

                  (f) The Company shall deduct from the distributions to be made from a Participant's Account any Federal, State, or local withholding or other taxes or charges which the Company is from time to time required to deduct under applicable law.


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5.       IN-SERVICE WITHDRAWALS

                  (a) Notwithstanding the terms of any election with respect to the distribution of amounts credited to the Participant's Account or modification thereof made by a Participant hereunder, the Secretary of the Company may, in his or her sole discretion, permit the distribution without penalty, in the form of a withdrawal of all or a portion of (i) the amount credited to the Participant's Cash Account and Investment Account, and (ii) the amount equal to the Rule 16b-3 Limited Settlement Value (as defined in subsection (d) below) of the Participant's PSU Subaccount 1, if, upon the written request of the Participant or the Participant's representative to the Secretary, or following the death of the Participant upon the written request of the Participant's Beneficiary or such Beneficiary's representative to the Secretary, the Secretary determines that the Participant or Beneficiary, as the case may be, is confronted with an unforeseeable emergency. Amounts in the Participant's PSU Subaccount 1 in excess of the Rule 16b-3 Limited Settlement Value may also be withdrawn in the event of hardship, if such withdrawal as approved by the Secretary is also approved by the Compensation Committee of the Board in its sole discretion. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if an early hardship withdrawal were not permitted. The Participant or Beneficiary shall provide to the Secretary (or to the Compensation Committee, if applicable) such evidence as the Secretary (or Compensation Committee) may require to demonstrate that such emergency exists and that financial hardship would occur if the withdrawal were not permitted. Any such withdrawal under this paragraph shall be limited to the amount necessary to meet the emergency.

                  (b) At any time while a member of the Board, a Participant may elect to withdraw all or any portion of (i) the amount credited to the Participant's Cash Account and Investment Account, and (ii) the amount equal to the Rule 16b-3 Limited Settlement Value (as defined in paragraph (d) below) of the Participant's PSU Subaccount 1, subject to a 10% withdrawal penalty. Amounts in the Participant's PSU Subaccount 1 in excess of the Rule 16b-3 Limited Settlement Value may also be withdrawn subject to a 10% withdrawal penalty, if such withdrawal is approved by the Compensation Committee of the Board in its sole discretion. The Participant may make such an election by filing a written notice with the Secretary of the Company on a form provided by the Secretary of the Company, and the amount withdrawn shall be paid to the Participant in a cash lump sum payment. Upon the payment of such withdrawal, (a) an amount equal to one-tenth of the amount withdrawn shall be forfeited, (b) the Participant shall cease to be eligible to defer Discretionary Deferral Fees for the remainder of the calendar year in which the withdrawal occurs and shall be ineligible to defer Discretionary Deferral Fees during the calendar year immediately following the calendar year in which the withdrawal occurs, and (c) any deferral elections made under paragraph 2(c) by the Participant for such periods shall be terminated.

                  (c) In-service withdrawals shall be made in cash as soon as practicable following the end of the month in which the Participant's notice of withdrawal is received by the Secretary of the Company (or, if later, the end of the month in which any necessary approval is granted by the Secretary or the Compensation Committee), and the amounts withdrawn shall be taken from the Participant's Account in the following order: (1) the Cash Account, (2) the Investment Account, and (3) PSU Subaccount 1 (to the extent available). Amounts withdrawn under this Section 5 shall be valued as of the last business day of the month prior to the date of distribution.

                  (d) The "RULE 16b-3 LIMITED SETTLEMENT VALUE" as of a given valuation date shall mean the number of Phantom Share Units originally credited to a Phantom Share Unit subaccount more than six months before such valuation date plus any additional Phantom Share Units credited at any time under paragraph 3(d) in respect of such originally credited Phantom Share Units and such previously credited additional Phantom Share Units then credited to such Phantom Share Unit subaccount multiplied by the Monthly Average Fair Market Value of a Share at that date.

6.       DESIGNATION OF BENEFICIARIES

                  Each Participant may file with the Secretary of the Company a written designation of one or more persons as the beneficiary who, from and after the death of the Participant, shall have the rights of the Participant under the Plan (the "BENEFICIARY"). A Participant may at any time and from time to time revoke or change the Participant's Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Secretary of the Company. The last such designation received by the Secretary of the Company shall be controlling; provided, however, that no designation or revocation or change thereof shall be effective unless received by the Secretary of the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be the Beneficiary entitled to receive the amount, if any, distributable under the Plan upon the death of the Participant. If the Secretary of the Company is in doubt as to the right of any person to receive such amount, the Company may delay the distribution of such amount (which shall remain credited to the Participant's Account) until the Secretary determines the rights thereto, or the Company may distribute such amount into any New York State or Federal Court of appropriate jurisdiction, and such distribution shall be a complete discharge of the liability of the Company therefor.

7.       MISCELLANEOUS

                  (a) Neither a Participant nor any Beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate, or encumber (except by reason of death) any amount that is or may be distributable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any Beneficiary or to the debts, contracts, liabilities, engagements, or torts of the Participant or any Beneficiary or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any Beneficiary, or any legal process.

                  (b) All distributions provided for from a Participant's Account shall be made by check from the general funds of the Company as soon as practicable after the applicable valuation date provided in the Plan; provided, however, that such distributions shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from the trust (the "TRUST") established by the Company to assist it in making such payments. The Company shall transfer to the Trust with respect to each Participant an amount equal to the amount of Discretionary Deferral Fees deferred by that Participant under the Plan with respect to services on or after January 1, 1998, and such other amounts at such other times as shall be determined by the Company in its sole discretion.

                  No Participant or Beneficiary shall have any right, title, or interest whatever in or to any assets of the Trust. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                  (c) Copies of the Plan and any and all amendments thereto shall be made available to all Participants and Beneficiaries at all reasonable times at the office of the Secretary of the Company.

                  (d) The Plan shall be administered by the Secretary of the Company who shall have full power, discretion, and authority to interpret, construe, and administer the Plan and any part thereof. The Secretary's interpretations and constructions of the Plan, and the actions taken thereunder by the Secretary, shall, except as otherwise determined by the Board, be binding and conclusive on all persons for all purposes.

                  (e) The Board may at any time amend or terminate the Plan. No amendment or termination of the Plan shall impair the rights of any person with respect to amounts then in the Participant's Account.

                  (f) The Company, its officers, and its Board shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to any distribution from a Participant's Account or any obligation under the Plan.

                  (g) Each Participant or his or her Beneficiary shall receive a quarterly statement indicating the amount credited to the Participant's Account as of the close of the preceding calendar quarter.

                  (h) All elections, designations, requests, notices, instructions, and other communications from a Participant, Beneficiary, or other person to the Secretary of the Company required or permitted under the Plan shall be in such form as is prescribed from time to time by the Secretary and shall be mailed by first class mail or delivered to such location as shall be specified by the Secretary.

                  (i) It is the intent of the Company that the crediting of Phantom Share Units to the Phantom Share Unit Account of a Participant who is then subject to Section 16 of the Exchange Act with respect to the Company shall be exempt from Section 16(b) liability under Rule 16b-3(d) under the Exchange Act (effective August 15, 1996 and as in effect thereafter), and that distributions of amounts from such a Participant's Phantom Share Unit Account shall be exempt under Rule 16b-3(e) or (f), or such other exemptions from
Section 16(b) liability as may be available at the time. Accordingly, the Plan shall be construed in a manner consistent with the applicable requirements of Rule 16b-3 necessary to ensure that each such transaction is either exempt or will not result in Section 16(b) liability, and, if any provision of the Plan does not comply with any such applicable requirement, then such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirement. In furtherance thereof, any distribution with respect to a subaccount under a Participant's Phantom Share Unit Account shall be deemed to be a disposition to the Company of the Phantom Share Units earliest credited to such subaccount and not previously deemed disposed of in a prior distribution.

                  (j) The terms of the Plan shall be binding upon the Company and its successors and assigns.

                  (k) All disputes and controversies arising out of or relating to the Plan shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any State or Federal Court sitting in the State of New York having jurisdiction thereof. Notwithstanding any provision of the Plan to the contrary, Participants and Beneficiaries shall be entitled to seek in any State or Federal Court sitting in the State of New York having jurisdiction thereof specific performance of their respective rights to receive distributions provided for in the Plan during the pendency of any such dispute or controversy arising out of or relating to the Plan.

                  (l) The Plan shall be governed by and construed in accordance with the laws of the State of New York, as from time to time in effect, without regard to the conflicts of law rules thereof, and applicable Federal law. Each Participant and his or her Beneficiary and any other person claiming from or through them irrevocably submit to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York over any suit, action, or proceeding arising out of or relating to the Plan, and each such person agrees and consents that, to the extent provided for under applicable law, all service of process in any such suit, action, or proceeding in any State or Federal Court sitting in the State of New York may be made by certified or registered mail, return receipt requested, directed to him or her at the address indicated in the records of the Company, unless the Company is otherwise notified in writing of a new address, and service so made shall be complete 10 days after the same shall have been so mailed.

8.       CHANGE IN CONTROL; POTENTIAL CHANGE IN CONTROL

                  (a) A Participant shall be deemed to have irrevocably elected the distribution of his or her Participant's Account in the event of the occurrence of a Change in Control (as hereinafter defined) or a Potential Change in Control (as hereinafter defined), as specified in this paragraph 8(a). Notwithstanding anything else herein to the contrary, in the event of the occurrence of a Change in Control or a Potential Change in Control, each Participant or his or her Beneficiary shall have the right to receive, and shall be paid, as soon as practicable after such Change in Control or Potential Change in Control, a lump-sum cash distribution equal to the sum of (i) the entire unpaid balance of the Participant's Cash Account, (ii) the entire unpaid balance of the Participant's Investment Account, and (iii) the Daily-Basis Full Settlement Value (as defined in paragraph (f) below) of the Participant's Phantom Share Unit Account. All amounts distributed in accordance with the preceding sentence shall be based upon the subaccounts' values as of the date immediately preceding the Change in Control or the Potential Change in Control. Notwithstanding anything else herein to the contrary, Discretionary Deferral Fees which are otherwise payable to an Eligible Director in the calendar quarter in which a Change in Control or Potential Change in Control has occurred may not be deferred under the Plan, and Discretionary Deferral Fees otherwise payable in subsequent calendar quarters may not be deferred under the Plan unless an Eligible Director has filed, after the occurrence of the Change in Control or Potential Change in Control, a new election to defer Discretionary Deferral Fees in accordance with paragraph 2(c).

                  (b) A "CHANGE IN CONTROL" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (1) any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities;

                           (2) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on April 1, 1997, constituted the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 1, 1997 or whose appointment, election or nomination for election was previously so approved;

                           (3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then-outstanding Shares or the combined voting power of the Company's then-outstanding securities; or

                           (4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  (c) A "POTENTIAL CHANGE IN CONTROL" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (1) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                           (2) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated, would constitute a Change in Control;

                           (3) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then-outstanding securities; or the combined voting power of the Company's then-outstanding securities; or

                           (4) the Board adopts a resolution to the effect that, for purposes of any severance agreement to which the Company is a party, a Potential Change in Control has occurred.

                  (d) "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  (e) "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (f) "DAILY-BASIS FULL SETTLEMENT VALUE" as of a given valuation date shall mean the number of Phantom Share Units then credited to the Participant's Phantom Share Unit Account multiplied by the Fair Market Value of a Share on that date.